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                                                                   EXHIBIT 24.1

                            POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, the undersigned Director of Valmont Industries, Inc. (the "Company") constitutes and appoints each of Mogens C. Bay and Terry J. McClain as his true and lawful attorney-in-fact and agent, with each having full power of substitution and resubstitution, with full power to act, together or each without reason, for him and in his name, place and stead in any and all capacities, to execute a registration statement on Form S-4 relating to the Company's offer to exchange its 67/8% Senior Subordinated Notes due 2014 for 67/8% Senior Subordinates Notes due 2014 which have been registered under the Securities Act of 1933, as amended, and any and all amendments and post-effective amendments and supplements to the registration statement and any and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto each of such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such director might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and each of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 26th day of July, 2004.

/s/ Walter Scott, Jr.                            /s/ John E. Jones
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Walter Scott, Jr.                                John E. Jones



/s/ Thomas F. Madison                            /s/ Kenneth E. Stinson
------------------------------                   ---------------------------
Thomas F. Madison                                Kenneth E. Stinson



/s/ Charles D. Peebler                           /s/ Stephen R. Lewis, Jr.
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Charles D. Peebler                               Stephen R. Lewis, Jr.